[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE VARIABLE PRODUCT HIGH YIELD

10f-3 TRANSACTIONS FOR THE PERIOD JULY 1, 1999 THROUGH AUGUST 31, 1999
                                                                            Total
                                                              Principal     Principal% of                 Principal
                                   Principal                  Amount        Amount   Issue                Amount
                          Date     Amount   % of Fund         Purchased by  Issued   PurchasedPurchased   Held
Security                  PurchasedPurchasedAssets   Price    Fund Group    (000)    By Group From        08/31/99
*Classic Cable, Inc.      07/21/99 $500,000 0.00%    $100.000 $8,500,000    $150,000 5.67%    Goldman Sach500,000
**Republic Technologies   08/06/99 $500,000 0.00%    $98.710  $18,500,000   $425,000 4.35%    Chase       500,000

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1999 THROUGH NOVEMBER 30, 1999
                                                                            Total
                                                              Principal     Principal                     Principal
                                   Principal                  Amount        Amount   % of issue           Amount
                          Date     Amount   % of Fund         Purchased by  Issued   Purchased            Held
Security                  PurchasedPurchasedAssets   Price    Fund Group    (000)    By Group Broker(s)   11/30/99
*Metromedia Fiber Network,11/12/99 $500,000 0.00%    $99.201  $20,750,000   $750,000 2.77%    Salomon     500,000
**Insight Midwest         09/28/99 $500,000 0.00%    $100.000 $2,000,000    $200,000 1.00%    Morgan Stanl0
**Voicestream Wireless Cor11/04/99 $500,000 0.00%    $100.000 $26,500,000   $1,100,002.41%    Goldman Sach0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1999 THROUGH DECEMBER 31, 1999
                                                                            Total
                                                              Principal     Principal                     Principal
                                   Principal                  Amount        Amount   % of issue           Amount
                          Date     Amount   % of Fund         Purchased by  Issued   PurchasedPurchased   Held
Security*                 PurchasedPurchasedAssets   Price    Fund Group    (000)    By Group From        12/31/99
**Exodus Communications, I12/02/99 $500,000 0.00%    $100.00  $13,300,000   $375,000 3.55%    Goldman     500,000

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchases in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principle amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.